As filed with the Securities and Exchange Commission on October 26, 2009
Registration No. 333-143554

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TEPPCO PARTNERS, L.P.
(Exact name of Registrant as Specified in Its Charter)

EPCO, INC. TPP EMPLOYEE UNIT PURCHASE PLAN
(Full title of the plan)

Delaware	76-0291058
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Patricia A. Totten
1100 Louisiana, Suite 1600	1100 Louisiana, Suite 1600
Houston, Texas 77002	Houston, Texas 77210-4324
(713) 381-3636	(713) 381-3636
(Address, Including Zip Code, and Telephone	(Name, Address, Including Zip Code, and
Number, Including Area Code, of Registrant’s	Telephone Number, Including Area Code, of
Principal Executive Offices)	Agent for Service
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company.)

DEREGISTRATION OF SECURITIES
     On June 6, 2007, TEPPCO Partners, L.P., a Delaware limited partnership (“TEPPCO”), filed a registration statement on Form S-8 (Registration No. 333-143554) (the “Registration Statement”) with the Securities Exchange Commission (the “Commission”), which was deemed effective upon filing. The Registration Statement registered the offer and sale of 1,000,000 units representing limited partner interests in TEPPCO issuable pursuant to the EPCO, Inc. TPP Employee Unit Purchase Plan (the “Registered Securities”).
     Pursuant to the Agreement and Plan of Merger, dated as of June 28, 2009, by and among Enterprise Products Partners L.P. (“Enterprise”), Enterprise Products GP, LLC, Enterprise Sub B LLC, TEPPCO and Texas Eastern Products Pipeline Company, LLC (the “Merger Agreement”) , TEPPCO merged with and into Enterprise Sub B LLC, a wholly owned subsidiary of Enterprise, on October 26, 2009 (the “Merger”).
     In connection with the Merger, TEPPCO has terminated all of its offerings of securities in TEPPCO pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by TEPPCO in the Registration Statement, TEPPCO hereby removes from registration all Registered Securities which remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 26, 2009.

TEPPCO PARTNERS, L.P.
By:	Texas Eastern Products Pipeline Company, LLC, its general partner

By:	/s/ Jerry E. Thompson
	Name:	Jerry E. Thompson
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons on behalf of the registrant and in the capacities indicated below on October 26, 2009.
TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC, as the general partner of TEPPCO PARTNERS, L.P.

Signature	Title

/s/ Jerry E. Thompson Jerry E. Thompson	President and Chief Executive Officer (Principal Executive Officer)
/s/ Tracy E. Ohmart Tracy E. Ohmart	Assistant Treasurer, Controller, Acting Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)
/s/ Richard H. Bachmann Richard H. Bachmann	Director
/s/ Michael A. Creel Michael A. Creel	Director
/s/ Dan L. Duncan Dan L. Duncan	Director
/s/ W. Randall Fowler W. Randall Fowler	Director
/s/ A.J. Teague A.J. Teague	Director

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